Exhibit 99.1

CIVISTA AND UNITED COMMUNITY SHAREHOLDERS APPROVE MERGER

Sandusky, OH and Lawrenceburg, IN, July 24, 2018 – Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) and United Community Bancorp (“United Community”) (NASDAQ: UCBA) today announced that the shareholders of each company approved the proposed merger of United Community into Civista. Civista shareholders also approved an amendment to its Articles of Incorporation to increase the number of its authorized common shares from 20 million shares to 40 million shares.

“I am extremely happy that Civista shareholders recognized the benefit of extending Civista’s financial services to United Community’s customers and communities,” said Dennis G. Shaffer, President and CEO of Civista. “In addition, the increase in authorized shares will allow us to continue to pursue our plans to grow Civista.”

“We appreciate the support of our shareholders for a transaction that we believe offers a win-win situation for Civista and United Community and the constituents we serve,” said E.G. McLaughlin, President and CEO of United Community. “We look forward to working with Civista to complete the merger of our two community-focused organizations. Working together, we will ensure that our customers continue to receive the same outstanding service they have come to expect, while also benefiting from a larger selection of products and services.”

Civista also announced that it has received the required regulatory approvals from the Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland to complete the merger of the banking subsidiaries of Civista and United Community. The merger of United Community into Civista and the merger of United Community Bank into Civista Bank are currently expected to close on September 14, 2018, subject to the satisfaction of other customary closing conditions. At that time, all banking offices of United Community Bank will become offices of Civista Bank.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $1.6 billion financial holding company headquartered in Sandusky, Ohio. Civista’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Central and Southwestern Ohio. Civista Bancshares, Inc. may be accessed at www.civb.com. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

About United Community Bancorp

United Community Bancorp is a $551.5 million savings and loan holding company and is the parent company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn and Ripley Counties, Indiana. United Community common shares trade on the NASDAQ Global Select Market under the symbol “UCBA”.

For more information contact:

Dennis G. Shaffer, Civista Bancshares, Inc. President & Chief Executive Officer, (419) 609-1345

E.G. McLaughlin, United Community Bancorp, President and Chief Executive Officer, (812) 537-4822

FORWARD-LOOKING STATEMENTS

This press release contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the proposed merger transaction with United Community Bancorp (“United Community”); the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Civista Bancshares, Inc. (“Civista”) does not assume any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K for the year ended December 31, 2017, those disclosed in Civista’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”) and:

•	the proposed transaction may not be timely completed, if at all;

•	prior to the completion of the proposed transaction or thereafter, Civista’s and United Community’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors;

•	reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the proposed transaction; and

•	diversion of management time on merger-related matters.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus for Civista’s July 24, 2018 Special Meeting of Shareholders, as filed by Civista with the SEC pursuant to Rule 424(b)(3) on June 8, 2018 and the joint proxy statement/prospectus for United Community’s July 24, 2018 Special Meeting of Shareholders, as filed by United Community with the SEC on Schedule 14A on June 8, 2018.